FOR IMMEDIATE RELEASE	Monday, May 10, 2021

TEGNA Announces Record Final First Quarter Results, Second Quarter Guidance

Record first quarter revenue, net income and Adjusted EBITDA driven by record first quarter advertising and marketing services and subscription revenues
Subscriber trends continue to improve year-over-year to levels not seen since 2019

Full-year 2021 Premion revenues accelerating with growth now expected to be up between 45 and 50 percent above 2020, reflecting continued growth of TEGNA’s innovative CTV / OTT advertising business

Tysons, VA - TEGNA Inc. (NYSE: TGNA) today announced financial results for the first quarter ended March 31, 2021.

FIRST QUARTER HIGHLIGHTS:
•Total company revenue was $727 million, up six percent year-over-year, driven by continued growth in subscription revenue and record first quarter advertising and marketing services (“AMS”) revenues. Revenue was up 41 percent from the first quarter of 2019 driven by the same factors, as well as the impact of acquisitions.1
•Subscription revenue was a first quarter record of $387 million, up 16 percent year-over-year driven by rate increases.
–Subscriber trends continue to improve, down below five percent year-over-year according to first quarter data; these are the strongest trends we have seen since December 2019.
–Full-year subscription revenues are on track to grow mid-to-high teens percent.
–Net subscription profits are still expected to grow in the mid-to-high twenties percent in 2021.2
•Record first quarter AMS revenues of $323 million were up 9.4 percent year-over-year.
–Revenues of Premion, TEGNA’s over-the-top advertising business, were up more than 50 percent year-over-year in the first quarter.
–TEGNA now expects full-year Premion revenues to be up 45 to 50 percent relative to 2020.
•Net income was $113 million, up 30 percent from the first quarter of 2020, and non-GAAP net income was $115 million.
•Total company Adjusted EBITDA was a first quarter record of $231 million, an increase of nine percent despite the impact of record political advertising revenues in the first quarter of 2020.
–Adjusted EBITDA growth reflects strong operational performance of TEGNA’s stations including ongoing cost efficiency efforts, in addition to continued growth in subscription revenue and strong AMS revenues.
–First quarter Adjusted EBITDA was up 51 percent compared with the first quarter of 2019.

[1] Throughout earnings release, “acquisitions” includes (1) the Nexstar/Tribune acquisitions, (2) the Dispatch acquisitions and (3) the acquisitions of multicast networks Justice Network and Quest.
[2] Computed as subscription revenue less reverse compensation expense paid to our affiliate partners.

•GAAP earnings per diluted share were $0.51 and non-GAAP earnings per diluted share were $0.52.
•Free cash flow was a first quarter record of $159 million or 22 percent of first quarter revenue, driven by recent business performance including continued growth in subscription revenue and strong AMS revenues, as well as the ongoing benefit of significant cost initiatives that have been under way for more than 24 months.
–The Company is on track to achieve recently updated full-year guidance for free cash flow as a percentage of 2020-2021 revenue of 21.0 - 22.0 percent.
•Total debt at the end of the quarter was $3.5 billion and net leverage was 3.82x.
–TEGNA is on track to achieve recently updated full-year net leverage guidance of low 3x by year-end.

CEO COMMENT

“Our final first quarter results, including projected second quarter and full-year 2021 guidance, reflect our favorable positioning for continued growth. Our record first quarter total revenue and advertising and marketing services (“AMS”) and subscription revenues, net income, and Adjusted EBITDA are indicative of TEGNA’s sustained positive momentum,” said Dave Lougee, president and chief executive officer.

“AMS revenues have continued their positive trajectory, with quarterly sequential improvement since the height of the pandemic and finishing the quarter up more than nine percent year-over-year. With the growing distribution of vaccines across the U.S., we are optimistic that the healthy advertising trends that we are seeing early in 2021 will build throughout the year. Subscriber trends have improved year-over-year to levels we have not seen since 2019, with the first quarter down less than five percent. Combined with the successful repricing of subscribers at leading Big Four rates, these positive trends support our expectation for full-year subscription revenue to grow mid-to-high teens percent, and for net subscription profits to grow in the mid-to-high twenties percent in 2021.

“Our recently increased full-year 2021 guidance underscores our conviction in our future cash flows, which we are deploying to create shareholder value. We are paying down a significant amount of debt, and expect to end 2021 with net leverage of low 3x. Additionally, closely following our Board’s authorization of our three-year, $300 million share repurchase program in December 2020, we announced a 36 percent increase in our dividend beginning in July. With a full set of tools at our disposal, we will continue to allocate capital to maximize shareholder value.

“Premion, our innovative over-the-top (“OTT”) advertising business, is accelerating ahead of our previous estimates for 2021 with revenues now estimated to grow 45 to 50 percent relative to 2020. Premion has a long runway for rapid growth as advertisers shift more dollars away from cable networks and digital to connected TV and OTT. Additionally, at last week’s IAB NewFronts, we announced we are expanding our industry-leading attribution capabilities to provide industry-specific performance and sales data for the automotive and tourism industries for campaigns placed with TEGNA and Premion.

“On the content side of our business we reached a distribution agreement with Amazon in March for all of our stations to provide on-demand news through Amazon’s news app on Fire TV. Shows from Locked On, our recently acquired podcast network for local sports, will soon be available on select stations’ Roku and Amazon Fire TV OTT apps and YouTube properties. These actions have allowed us to further leverage positive streaming trends which broaden our reach and support future revenue growth.

“As our nation continues to confront acts of racial and social injustice, I want to thank our journalists across the country for their unwavering commitment to providing critical reporting on these topics, and for covering and facilitating important discussions about race and inequality that will help drive systemic change.”

OVERVIEW OF FIRST QUARTER RESULTS
Total company revenues increased six percent in the quarter year-over-year, driven by continued growth in subscription revenue and strong AMS revenues.
Subscription revenue grew 16 percent year-over-year due to rate increases partially offset by subscriber declines. Subscriber trends continue to improve as the rate of year-over-year decline in the quarter is the best it has been since 2019, down less than five percent.
AMS revenues increased 9.4 percent in the quarter compared to last year. Not only have AMS revenues shown quarterly sequential improvement since the height of the pandemic in the second quarter of 2020, AMS revenues have returned to pre-COVID levels, showing growth above 2019 on pro forma basis.
GAAP operating expenses were $531 million, up four percent year-over-year, and non-GAAP operating expenses were $528 million, up five percent. On a non-GAAP basis, expenses less programming costs increased only one percent above last year which includes growth in Premion. Operating expenses, less programming and Premion costs were down three percent due to diligent expense management and strategic expense reduction execution.
GAAP operating income totaled $196 million, up 12 percent year-over-year and non-GAAP operating income totaled $199 million, up 11 percent. Adjusted EBITDA (a non-GAAP measure detailed in Table 3) totaled $231 million, and Adjusted EBITDA margin was 31.7 percent.
The first quarter included a few special items, the full details of which can be found in Table 2. The net effect of these items was to increase GAAP net income by $2 million and GAAP diluted net income per share by $0.01.
Interest expense decreased to $46 million compared to $57 million in the first quarter of 2020, due to the combination of lower average debt and interest rate. Total cash at the end of the quarter was $13 million. The GAAP tax rate of 24.0 percent for the first quarter of 2021 is 4.3 percentage points higher than the comparable rate in 2020 primarily due to 2020 including tax benefits from the utilization of capital loss carryforwards in connection with certain disposition transactions and the release of the associated valuation allowance.
SECOND QUARTER AND FULL-YEAR 2021 OUTLOOK
In the second quarter of 2021, TEGNA results are expected to continue to be supported by the growth drivers of strong subscription revenue and the continued recovery of advertising and marketing services revenue.

TEGNA expects to have elevated second quarter cash tax payments of $120 - $125 million due to our record 2020 results.

For the second quarter of 2021, the company expects:

Second Quarter 2021 Key Guidance Metrics

Reflects expectations relative to second quarter 2020 results

Total Company GAAP Revenue	+ Mid-to-High Twenties percent

Total Non-GAAP Operating Expenses	+ Low-Double Digits percent

Non-GAAP Operating Expenses (excluding programming)	+ Low-Double Digits percent

TEGNA is reaffirming 2021 guidance metrics as provided on April 14, 2021. This includes updated guidance for free cash flow as a percentage of estimated combined 2020-2021 revenue, and for the 2021 net leverage ratio and reiterated guidance for all other metrics provided on January 6, 2021:

Full-Year 2021 Key Guidance Metrics

Subscription Revenue Growth	+ Mid-to-High Teens percent[3]
Corporate Expenses	$44 - 48 million
Depreciation	$62 - 66 million
Amortization	$60 - 65 million
Interest Expense	$187 - 192 million
Capital Expenditures (Non-recurring capital expenditures)	$64 - 69 million (including $20 - 22 million non-recurring)
Effective Tax Rate	24.0 - 25.0%
Net Leverage Ratio	Low 3x
Free Cash Flow as a % of est. combined 2020/21 Revenue	21.0 - 22.0%

RECENT STRATEGIC, CONTENT AND PROGRAMMING INITIATIVES

Premion Continues Exceptional Growth – Premion, TEGNA’s over-the-top advertising platform, continued its rapid growth trajectory in the first quarter, and is currently pacing ahead of the previously communicated revenue growth estimate for 2021. New customer innovations, such as attribution capabilities to give advertisers deeper insights into audience and campaign performance, allow Premion and TEGNA to further leverage upward trends in streaming to expand reach and drive future revenue growth. In March, Premion received a Tech Leadership Award in the Best OTT and Streaming Technology product category. (Press release4)

TEGNA Attribution Expands Product Offerings – TEGNA Attribution, a leading solution for measuring performance of linear and over-the-top (OTT) advertising campaigns, announced new offerings to provide industry-specific data for advertisers in the automotive and tourism categories. TEGNA’s partnership with IHS Markit to leverage Polk Automotive Solutions will provide advanced data including number of sales, make, model, price and vehicle type to help advertisers better measure ROI for their campaigns. In the tourism category, TEGNA’s partnership with Arrivalist provides advertisers with key metrics including arrivals to destinations, cities of origin and days and distance to arrival. (Press release5)

TEGNA’s Over-the-Top (OTT) Footprint Continues to Expand – TEGNA continues to leverage the growth of streaming through expanded offerings on OTT platforms. In March, TEGNA announced a distribution agreement with Amazon for all its stations to provide on-demand news on Amazon’s news app on Fire TV. TEGNA also completed the rollout of station apps on Fire TV in the first quarter. In addition, TEGNA began to transition Locked On Podcast Network’s daily sports podcasts to OTT, rolling out video simulcasts in Dallas and Cleveland on stations’ OTT apps, in addition to websites and mobile apps, with additional markets being brought online throughout 2021. TEGNA also announced it is developing a standalone OTT app for Locked On, TEGNA’s recently acquired sports podcasting network, that will be available later in 2021. (Press release5)

[3] Relative to full-year 2020 results.
[4] https://premion.com/news/premion-wins-2021-tech-leadership-awards-for-best-ott-and-streaming-technology/
[5] https://www.tegna.com/tegna-unveils-new-automotive-and-tourism-attribution-capabilities-national-verify-brand-and-sports-streaming-offerings-at-iab-newfronts/

Launched Inclusive Journalism Program – Developed at the end of 2020 in partnership with diverse leaders at the Poynter Institute, a leading non-profit journalism organization, TEGNA has created a first-of-its-kind Inclusive Journalism program to tackle unconscious bias in news reporting and content development. In the first quarter, TEGNA began to implement the program for newsroom staff, marketing professionals and news leaders across its stations. Every TEGNA journalist at all stations will participate in this program, which includes training for empowering diverse voices and perspectives in the editorial decision-making process, addressing unconscious bias in news reporting and how coded language contributes to racial stereotypes. The program includes third-party audits to ensure progress is being made towards inclusivity goals.
VERIFY Completes Transition to National Brand – TEGNA’s VERIFY launched a new national website, www.verifythis.com, a daily newsletter and branded social media channels on YouTube, Facebook, Twitter, Instagram and Snapchat. Consumers can now text VERIFY to submit a story they want verified. In the first quarter, VERIFY’s subscriber base on Snapchat’s Discover platform grew to more than 174,000, while generating nearly 2 million unique viewers. (Press release5)
Received 86 Regional Edward R. Murrow Awards, Including Six Inaugural “Excellence in Diversity, Equity, and Inclusion” Category – TEGNA stations received more Regional Edward R. Murrow Awards than any other local broadcast television group for excellence in broadcast journalism, including coveted prizes for Overall Excellence, Excellence in Innovation, and the new category of Excellence in Diversity, Equity, and Inclusion. More than a third of TEGNA’s 64 stations were among the winners with four stations – KARE, KING, WFAA and WUSA – garnering Overall Excellence, the highest honor. (Press release6)
Twist Multicast Network Debuts – In early April, TEGNA debuted Twist, a women-oriented multicast network featuring lifestyle and reality programming. Twist will be available in 43 of the top 50 Nielsen markets, which include 41 TEGNA markets, 11 Univision markets including New York, Chicago, Los Angeles and Philadelphia, 31 HC2 Broadcasting markets as well as on WISH Indianapolis, WADL Detroit and WIWN Milwaukee. (Press release7)
VAULT Studios Launches Two New Podcast Projects – In January, VAULT Studios launched its first daily true crime podcast series, The Daily Crime, which became VAULT’s leading podcast in February and March. On March 31, VAULT debuted the second season of its hit podcast Bardstown, titled Beyond Bardstown: Lacombe. In the first quarter, VAULT expanded its distribution to Amazon Music, bringing its entire catalog to one of the fastest growing audio platforms.
Rollout of ATSC 3.0 Continues – In March, WGRZ in Buffalo became the latest TEGNA station to begin broadcasting in ATSC 3.0. TEGNA expects to transition additional markets to ATSC 3.0 throughout 2021.
CAPITAL ALLOCATION
TEGNA has continued to deliver on its capital allocation strategy, facilitating continued growth of the business and resulting in increased capital return to shareholders while also strengthening the balance sheet.
In the first quarter, TEGNA announced the Board’s approval of a three-year, $300 million share repurchase authorization and a dividend increase of 36 percent beginning with the July 1, 2021 dividend payment. The Company has also continued to make progress on its debt paydown and finished the quarter with net leverage of 3.82x. TEGNA has no debt coming due until 2024 and expects to end the year with net leverage of low 3x.
TEGNA continues to evaluate the tools available to return value to shareholders through the lens of maximizing value for all TEGNA shareholders.

[6] https://www.tegna.com/tegna-honored-with-86-regional-edward-r-murrow-awards-including-six-for-excellence-in-diversity-equity-and-inclusion/
[7] https://www.tegna.com/tegna-debuts-twist-entertainment-network/

FORWARD-LOOKING STATEMENTS
Certain statements in this communication may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results or company actions to differ materially from what is expressed or implied by these statements, including risks relating to the coronavirus (COVID-19) pandemic and its effect on our revenues, particularly our nonpolitical advertising revenues. Potential regulatory actions, changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto and TEGNA’s ability to execute on its standalone plan can also cause actual results to differ materially. Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. TEGNA is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

_________________________

CONFERENCE CALL
TEGNA Inc. (NYSE: TGNA) will host a conference call to discuss its first quarter 2021 earnings results on Monday, May 10, 2021 at 9:00 a.m. (ET). TEGNA’s earnings announcement will be released to news outlets and wire services before the market opens on May 10. Materials related to the call will be available at that time through the Investor Relations section of TEGNA’s website, investors.TEGNA.com. The conference call, which will also be webcast through the company’s website, is open to investors, the financial community, the media and other members of the public. To join the call toll-free, dial 888-254-3590 at least 10 minutes prior to the scheduled 9:00 a.m. (ET) start time. International callers should dial 929-477-0402. The confirmation code for the conference call is 6774541. To listen to the call via live webcast, please visit investors.TEGNA.com and allow at least 10 minutes to access TEGNA’s home page and complete the links before the webcast begins. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com from Monday, May 10 at 1:00 p.m. (ET) to Monday, May 24 at 1:00 p.m. (ET). To access the replay, dial 888-203-1112 or 719-457-0820. The confirmation code for the replay is 6774541. A transcript of the conference call will also be made available on the company’s website.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 64 television stations in 51 U.S. markets, TEGNA is the largest owner of top 4 network affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks True Crime Network, Twist and Quest. TEGNA Marketing Solutions (TMS) offers innovative solutions to help businesses reach consumers across television, digital and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Doug Kuckelman	Anne Bentley
Head of Investor Relations	VP, Communications
703-873-6764	703-873-6366
dkuckelman@TEGNA.com	abentley@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended March 31,
	2021	2020	% Increase (Decrease)

Revenues	$727,051	$684,189	6.3

Operating expenses:
Cost of revenues	394,692	369,368	6.9
Business units - Selling, general and administrative expenses	89,326	92,968	(3.9)
Corporate - General and administrative expenses	16,870	21,714	(22.3)
Depreciation	15,896	16,900	(5.9)
Amortization of intangible assets	15,760	16,216	(2.8)
Spectrum repacking reimbursements and other, net	(1,423)	(7,515)	(81.1)
Total	531,121	509,651	4.2
Operating income	195,930	174,538	12.3

Non-operating income (expense):
Equity (loss) income in unconsolidated investments, net	(1,329)	9,015	***
Interest expense	(46,485)	(56,960)	(18.4)
Other non-operating items, net	330	(19,270)	***
Total	(47,484)	(67,215)	(29.4)

Income before income taxes	148,446	107,323	38.3
Provision for income taxes	35,614	21,125	68.6
Net income	112,832	86,198	30.9
Net (income) loss attributable to redeemable noncontrolling interest	(215)	110	***
Net income attributable to TEGNA Inc.	$112,617	$86,308	30.5

Earnings per share:
Basic	$0.51	$0.40	27.5
Diluted	$0.51	$0.39	30.8

Weighted average number of common shares outstanding:
Basic shares	220,602	218,277	1.1
Diluted shares	221,198	218,863	1.1

*** Not meaningful

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use non-GAAP financial measures for purposes of evaluating company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of spectrum repacking reimbursements and other, net, gain related to business we account for under the equity method, M&A due diligence costs, advisory fees related to activism defense, and certain non-operating expenses such as the early extinguishment of debt. In addition, we have excluded certain income tax special items associated with deferred tax benefits related to partial capital loss valuation allowance release.

The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses and gains in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net (income) loss attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) equity (loss) income in unconsolidated investments, net, (5) other non-operating items, net, (6) M&A due diligence costs, (7) advisory fees related to activism defense, (8) spectrum repacking reimbursements and other, net, (9) depreciation and
(10) amortization. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses free cash flow, a non-GAAP performance measure that the Board of Directors uses to review the performance of the business. The most directly comparable GAAP financial measure to free cash flow is Net income attributable to TEGNA. Free cash flow is calculated as non-GAAP Adjusted EBITDA (as defined above), further adjusted by adding back (1) stock-based compensation, (2) non-cash 401(k) company match, (3) syndicated programming amortization, (4) pension reimbursements, (5) dividends received from equity method investments and (6) reimbursements from spectrum repacking. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

The company is furnishing guidance with respect to free cash flow as a percentage of revenue for the combined 2020-21 years as well as non-GAAP operating expenses for the second quarter of 2021. As noted above, the most directly comparable GAAP financial measure to free cash flow is net income attributable to TEGNA. Our future GAAP financial results will likely include the impact of special items. Special items may include among other items workforce restructuring charges, gains (losses) on asset sales, asset impairment charges, advisory fees related to activist defense and deferred tax valuation allowance adjustments. The impact of future special items may be material. The company is unable to provide, without unreasonable efforts, forward looking information on a GAAP basis, because it is unable to project the impact of special items on a prospective basis. The range of estimated free cash flow (non-GAAP) amounts used in forming the free cash flow as a % of revenue ranges can be presented, as they do not include impacts of special items.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's Consolidated Statements of Income follow:

		Special Items
Quarter ended March 31, 2021	GAAP measure	Advisory fees related to activism defense	Spectrum repacking reimbursements and other	Non-GAAP measure

Corporate - General and administrative expenses	$16,870	$(4,599)	$—	$12,271
Spectrum repacking reimbursements and other, net	(1,423)	—	1,423	—
Operating expenses	531,121	(4,599)	1,423	527,945
Operating income	195,930	4,599	(1,423)	199,106
Income before income taxes	148,446	4,599	(1,423)	151,622
Provision for income taxes	35,614	1,180	(367)	36,427
Net income attributable to TEGNA Inc.	112,617	3,419	(1,056)	114,980
Net income per share-diluted	$0.51	$0.02	$(0.01)	$0.52

		Special Items
Quarter ended March 31, 2020	GAAP measure	M&A due diligence costs	Advisory fees related to activism defense	Spectrum repacking reimbursements and other	Gain on equity method investment	Other non-operating items	Special tax items	Non-GAAP measure

Corporate - General and administrative expenses	$21,714	$(4,588)	$(7,639)	$—	$—	$—	$—	$9,487
Spectrum repacking reimbursements and other, net	(7,515)	—	—	7,515	—	—	—	—
Operating expenses	509,651	(4,588)	(7,639)	7,515	—	—	—	504,939
Operating income	174,538	4,588	7,639	(7,515)	—	—	—	179,250
Equity income (loss) in unconsolidated investments, net	9,015	—	—	—	(12,071)	—	—	(3,056)
Other non-operating items, net	(19,270)	—	—	—	—	21,744	—	2,474
Total non-operating expenses	(67,215)	—	—	—	(12,071)	21,744	—	(57,542)
Income before income taxes	107,323	4,588	7,639	(7,515)	(12,071)	21,744	—	121,708
Provision for income taxes	21,125	1,151	1,919	(1,990)	(3,033)	5,463	3,944	28,579
Net income attributable to TEGNA Inc.	86,308	3,437	5,720	(5,525)	(9,038)	16,281	(3,944)	93,239
Net income per share-diluted (a)	$0.39	$0.02	$0.03	$(0.03)	$(0.04)	$0.07	$(0.02)	$0.43

(a) - Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 3

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended March 31,
	2021	2020	2019
Net income attributable to TEGNA Inc. (GAAP basis)	$112,617	$86,308	$73,979
Plus (Less): Net income (loss) attributable to redeemable noncontrolling interest	215	(110)	—
Plus: Provision for income taxes	35,614	21,125	22,774
Plus: Interest expense	46,485	56,960	46,385
Plus (Less): Equity loss (income) in unconsolidated investments, net	1,329	(9,015)	(12,028)
(Less) Plus: Other non-operating items, net	(330)	19,270	1,539
Operating income (GAAP basis)	195,930	174,538	132,649
Plus: M&A due diligence costs	—	4,588	3,911
Plus: Advisory fees related to activism defense	4,599	7,639	—
Less: Spectrum repacking reimbursements and other, net	(1,423)	(7,515)	(7,013)
Adjusted operating income (non-GAAP basis)	199,106	179,250	129,547
Plus: Depreciation	15,896	16,900	14,917
Plus: Amortization of intangible assets	15,760	16,216	8,689
Adjusted EBITDA (non-GAAP basis)	$230,762	$212,366	$153,153
Corporate - General and administrative expense (non-GAAP basis)	12,271	9,487	10,824
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$243,033	$221,853	$163,977

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 4
Below is a detail of our primary sources of revenue presented in accordance with GAAP on company’s Consolidated Statements of Income. In addition, we show Adjusted EBITDA and Adjusted EBITDA margins (see non-GAAP reconciliations at Table No. 3).

	Quarter ended March 31,
	2021	2020	% Increase (Decrease)	2019	% Increase (Decrease)

Subscription	$386,737	$332,802	16.2	$241,575	60.1
Advertising and Marketing Services	322,834	295,153	9.4	264,402	22.1
Political	9,428	47,387	(80.1)	2,704	***
Other	8,052	8,847	(9.0)	8,072	(0.2)
Total revenues	$727,051	$684,189	6.3	$516,753	40.7

Adjusted EBITDA	$230,762	$212,366	8.7	$153,153	50.7
Adjusted EBITDA Margin	31.7%	31.0%		29.6%

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5

Reconciliations of free cash flow to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended March 31,
	2021	2020	% Increase (Decrease)

Net income attributable to TEGNA Inc. (GAAP basis)	$112,617	$86,308	30.5
Plus: Provision for income taxes	35,614	21,125	68.6
Plus: Interest expense	46,485	56,960	(18.4)
Plus: M&A due diligence costs	—	4,588	***
Plus: Depreciation	15,896	16,900	(5.9)
Plus: Amortization	15,760	16,216	(2.8)
Plus: Stock-based compensation	8,761	(757)	***
Plus: Company stock 401(k) contribution	5,304	5,138	3.2
Plus: Syndicated programming amortization	16,977	18,175	(6.6)
Plus: Advisory fees related to activism defense	4,599	7,639	(39.8)
Plus: Cash dividend from equity investments for return on capital	1,357	208	***
Plus: Cash reimbursements from spectrum repacking	1,423	7,515	(81.1)
Plus: Other non-operating items, net	(330)	19,270	***
Plus (Less): Net income (loss) attributable to redeemable noncontrolling interest	215	(110)	***
Plus (Less): Income tax receipts (payments)	33	(793)	***
Plus (Less): Equity loss (income) in unconsolidated investments, net	1,329	(9,015)	***
Less: Spectrum repacking reimbursements and other, net	(1,423)	(7,515)	(81.1)
Less: Syndicated programming payments	(15,721)	(17,865)	(12.0)
Less: Pension contributions	(935)	(2,309)	(59.5)
Less: Interest payments	(76,045)	(66,240)	14.8
Less: Purchases of property and equipment	(13,185)	(13,264)	(0.6)
Free cash flow (non-GAAP basis)	$158,731	$142,174	11.6

*** Not meaningful